UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2023, the Board of Directors (the “Board”) of Evergy, Inc. (“Evergy”) elected Neal A. Sharma, 46, to serve on the Board effective June 9, 2023, for a term expiring at Evergy’s 2024 annual meeting of shareholders. Mr. Sharma has not been appointed to any Board committees in connection with his election to the Board. Determinations regarding the Board committees, if any, to which Mr. Sharma may be appointed in the future will be made in accordance with Evergy’s usual practices. The Board determined that Mr. Sharma is independent and meets the applicable director independence requirements of the Nasdaq Stock Market LLC and Evergy’s director independence standards, as adopted by the Board.

Mr. Sharma co-founded Digital Evolution Group (“DEG”), a full-service digital marketing and commerce agency which was sold in 2018. From 2018 until 2022, he continued to serve as Chief Executive Officer of DEG, now part of global agency holding company, Dentsu Group, Inc. Mr. Sharma has served as President, Dentsu Shop since January 2022 in a solutions-oriented advisory role, and also serves in an advisory capacity to startup companies in which he invests and on several non-profit boards, including MRI Global and the Truman Library Institute. Mr. Sharma earned a bachelor’s degree from American University in 1998 and a Master of Business Administration degree from the University of Kansas in 2001.

Mr. Sharma will receive compensation for his Board service consistent with the compensation received by Evergy’s other non-employee directors as disclosed in the Summary of Evergy, Inc. Non-Employee Director Compensation, effective as of May 4, 2021, on file with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.14 to Evergy’s Form 10-Q for the quarter ended March 31, 2021. Evergy also entered into an indemnification agreement with Mr. Sharma in the same form as has been entered into with other directors and officers, on file with the SEC as Exhibit 10.2 to Evergy’s Form 10-Q for the quarter ended September 30, 2018. The indemnification agreement provides indemnification to the extent allowed under Missouri law.

Other than the foregoing matters, there is no arrangement or understanding between Mr. Sharma and any other persons pursuant to which Mr. Sharma was selected as a director, nor are there any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Heather A. Humphrey
Name:	Heather A. Humphrey
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 12, 2023